EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-21969) pertaining to the Directors’ Deferred Compensation Plan of Genuine Parts Company and Subsidiaries,

(2)	Registration Statement (Form S-8 No. 333-76639) pertaining to the 1999 Long-Term Incentive Plan of Genuine Parts Company and Subsidiaries,

(3)	Registration Statement (Form S-8 No. 333-133362) pertaining to the 2006 Long-Term Incentive Plan of Genuine Parts Company and Subsidiaries; and

(4)	Registration Statement (Form S-8 No. 333-204390) pertaining to the 2015 Incentive Plan of Genuine Parts Company and Subsidiaries;

of our reports dated February 26, 2016, with respect to the consolidated financial statements and schedule of Genuine Parts Company and Subsidiaries and the effectiveness of internal control over financial reporting of Genuine Parts Company and Subsidiaries included in this Annual Report (Form 10-K) of Genuine Parts Company and Subsidiaries for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Atlanta, Georgia

February 26, 2016